                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement of
Tower Semiconductor Ltd. (the "Company"), on Form F-3, of our report dated
February 24, 2003 appearing in the Annual Report on Form 20-F of the Company for
the year ended December 31, 2002, and to the reference to us under the headings
"Selected Consolidated Financial Data" and "Experts" in the Prospectus, which is part of this Registration Statement.

Brightman Almagor & Co.
Certified Public Accountants
A member of Deloitte Touche Tohmatsu

Tel Aviv, Israel
November 13, 2003